Exhibit 99.1

NEWS RELEASE

NUVASIVE AGREES TO SETTLE PATENT LITIGATION WITH MEDTRONIC

SAN DIEGO, CA – June, 30 2016 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery, today announced that the Company has agreed to settle its ongoing patent litigation with Medtronic and certain of its subsidiaries. NuVasive and Medtronic reached agreement on terms for the settlement of the previously disclosed patent infringement lawsuits between the companies, as well as the withdrawal from related proceedings in the United States Patent and Trademark Office.

The Company and Medtronic intend to enter into a definitive settlement agreement within 15 days, after which the Company will make a one-time payment of $45 million to Medtronic, and the parties will release each other from any and all liabilities arising out of the litigation. As part of the settlement and in exchange for the one-time payment, NuVasive and Medtronic also agreed to certain licenses and other rights, including a standstill of patent litigation and a dispute resolution process to address allegations of patent infringement going forward. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission today with additional information regarding the settlement.

“We are very pleased to have negotiated a mutually agreeable settlement that removes the ongoing burden of this litigation and provides for a framework for resolution of potential patent disputes in the future,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $811 million in revenues (2015), NuVasive has an approximate 1,600 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about the terms and timing of the definitive agreement for the settlement, as well as anticipated future actions of the Company and Medtronic in furtherance of the settlement and the expected impact of the settlement. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that the definitive agreement for the settlement is delayed or not executed, or the definitive agreement, when executed, contains terms different from, or in addition to, those described herein. Additional risks and uncertainties that may affect future results are described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com